Exhibit 99.1

AMENDED AND RESTATED
EMPLOYMENT AND CONSULTING AGREEMENT

EMPLOYMENT AND CONSULTING AGREEMENT (this “Agreement”), dated as of November 2, 2007 by and between Na1co Holding Company, a Delaware corporation (the “Company”), Nalco LLC, a Delaware limited liability company (“LLC”) and William H. Joyce (“Executive”).

WHEREAS, Executive entered into an Employment Agreement dated as of August 3, 2004 with LLC, an affiliate of the Company, pursuant to which Executive agreed to serve as the Chief Executive Officer of the predecessor to the Company (the “Nalco LLC Employment Agreement”).

WHEREAS, Executive, the Company and LLC desire to amend and restate the Nalco LLC Employment Agreement.

NOW, THEREFORE, for good or valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and the Company agree as follows:

ARTICLE I
TERM OF AGREEMENT

Section 1.01    Retirement Date.  Executive’s employment with the Company shall be deemed to have commenced on November 4, 2003 and shall terminate on December 30, 2007 (the “Retirement Date”), provided, however, that Executive’s employment may be extended beyond the Retirement Date by mutual agreement of the Company and Executive.

ARTICLE II
TERMS OF EMPLOYMENT

Section 2.01           Employment, Retirement Transition and Succession Planning.  Executive agrees to continue in his current position as Chief Executive Officer of the Company and Chairman of the Board of Directors until the earlier of (i) December 30, 2007, (ii) the appointment of a successor chief executive officer or (iii) the board’s election of a new chair.  Executive agrees to diligently assist the Board of Directors of the Company through the Consulting Period in its search for and transition to his successor including, without limitation, cooperating fully with the Board of Directors when communicating and interacting with the Company’s internal and external constituencies and otherwise acting in the best interests of the Company.  The Executive acknowledges that his agreement to cooperate with and assist the Board of Directors of the Company with the succession planning and transition process is a material inducement to the Company entering into this Agreement.  Following the Retirement Date, except for the Consulting Services to be provided pursuant to Article V, or as otherwise provided in this Agreement or as mutually agreed upon between Executive and the Company, Executive will not be required to provide further services to the Company.

Section 2.02           Office and Staff.  During Executive’s employment by the Company the Company shall maintain appropriately appointed executive offices for Executive at the Company’s headquarters in Naperville, Illinois from which Executive shall perform his duties.  Following the Retirement Date and through December 31, 2012, the Company shall provide Executive with one executive secretarial assistant approved by Executive and appropriate office equipment (which shall not include an office) and supplies.  The Executive acknowledges that (a) the amount of such in-kind benefit related to the secretarial support provided by the Company during the Executive’s tax year shall not affect the amount of in-kind benefit provided by the Company in any other tax year and (b) the Executive’s right to this in-kind benefit is not subject to liquidation or exchange for another benefit.

Section 2.03           Base Salary, Variable Compensation and Expenses.

(a)    Until the Retirement Date, Executive shall continue to receive a base annual salary of One Million Dollars ($1,000,000), pro rated for any partial year, payable in equal monthly installments, subject to applicable tax withholdings, in accordance with the Company’s normal payroll practices.

(b)    Executive shall be eligible to earn annual variable compensation for the full fiscal year ending on December 31, 2007 in accordance with the Company’s Management Incentive Plan (the “MIP”). For purposes of determining the bonus, the Company will use the company wide standard applicable to executives under the MIP as such standard relates to the chief executive officer position. The bonus will be paid in accordance with the terms of the MIP and the Company’s regular practices.

(c)    The Company shall promptly reimburse Executive for all ordinary, necessary, reasonable and proper business expenses actually incurred by Executive in connection with the performance and discharge of his duties and responsibilities under this Agreement in accordance with the policies and procedures established by the Company from time to time.  Executive will not incur expenses other than in accordance with the Company’s policies and procedures both as to the nature and amount of such expenses or otherwise as provided in this Agreement.

Section 2.04            Equity Awards.

(a)    The Company shall grant Executive three restricted stock awards pursuant to the Company’s 2004 Stock Incentive Plan (“SIP”).  Executive shall receive a restricted stock award having a value of $4.0 million in December 2007 (the “2007 Award”), a second restricted stock award having a value of $4.0 million in January 2008 (the “2008 Award”) and a third restricted stock award having a value of $4.0 million in January 2009 (the “2009 Award”).  In each case the value of the award shall be based on the Fair Market Value (as such term is defined in the SIP) of the shares on the date of grant.  The 2007 Award shall be made on December 31, 2007 and the 2008 Award and 2009 Award shall be made during the first five business days of those years.  The 2007 Award shall vest on March 31, 2008 if the Performance Conditions for the first quarter of 2008 are achieved and the 2008 Award shall vest on December 31, 2008 if the Performance Conditions for 2008 are achieved.  The 2009 Award shall vest on December 31, 2009 if the Performance Conditions for 2009 are achieved.  As used herein, Performance Conditions shall mean: the Company’s achieving 3% sales growth in the first quarter of 2008 (with respect to the 2007 Award), 3% sales growth for 2008 ( for the 2008 Award) and 3% sales growth for 2009 (for the 2009 Award).  If the Company fails to achieve 3% sales growth in the first quarter of  2008, then the 2007 Award will also vest if the Company achieves cumulative 3% sales growth for the two year period 2008-2009.  If the Company does not achieve 3% sales growth in the first quarter of  2008 and does not achieve cumulative 3% sales growth for the two year period 2008-2009, then the 2007 Award  will be forfeited.  If the Company fails to achieve 3% sales growth in 2008 or 2009, then the 2008 Award and the 2009 Award will also vest if the Company achieves cumulative 3% sales growth for the two year period 2008-2009.  If the Company does not achieve 3% sales growth in 2008 and does not achieve cumulative 3% sales growth for the two year period 2008-2009 then the 2008 Award  shall be forfeited.  If the Company does not achieve 3% sales growth in 2009 and does not achieve cumulative 3% sales growth for the two year period 2008-2009 then the 2009 Award will be forfeited.

The above restricted shares shall also be forfeited if the Board, acting in good faith,  reasonably concludes, on or before March 31, 2008 or such earlier date as the Board appoints a successor CEO, that Dr. Joyce has failed to comply in any material respect with his obligations to assist with the CEO search and transition process as set forth in Section 2.01 during the period up to and including March 31, 2008, or such earlier date as the Board appoints a successor CEO.  Except as otherwise provided for in this Section 2.04, the restricted stock awards will be governed by the terms and conditions of the SIP.

(b)    In the event Executive dies prior to the grant of any award pursuant to Section 2.04(a) then in lieu of the restricted stock awards not yet granted at the time of death, the Company will pay a cash equivalent in the amount of $4.0 million for each ungranted award to Executive’s designated beneficiary (as set forth in Executive’s Death Benefit Agreement, unless Executive notifies the Company in writing of a different beneficiary) on the date such award would otherwise have been granted to Executive. All previously granted unvested awards will vest upon the Executive’s death.

ARTICLE III
CERTAIN BENEFITS; INDEMNIFICATION

Section 3.01            Personal Benefits.

(a)    Until the Retirement Date, Executive shall continue to be entitled to receive all fringe benefits, observe all holidays, be eligible for such sick days and personal days as may be established by the Company for its executives, and participate in all plans generally available to executive personnel of the Company, including without limitation, any qualified or non-qualified pension plans, hospital, medical, accident, disability, life insurance, and dental coverages.  The Company and Dr. Joyce shall enter into an amendment to his Executive Death Benefit Agreement in the form attached hereto as Exhibit A.

(b)    As of the date of this Agreement, Executive is entitled to 12 days of unused  vacation in 2007. Executive will be paid for any unused vacation as of the Retirement Date in accordance with Company policy.

(c)    On or prior to the Retirement Date, the Company will transfer ownership of Executive’s Company provided car to the Executive.

(d)    Until the Retirement Date, the Company shall pay for suitable housing for the Executive in the Illinois area.

(e)    Until the Retirement Date, Executive shall be entitled to receive paid transportation to and from Connecticut at such times as Executive shall determine, but not more frequently than one round trip per week and one round trip per holiday.

(f)     The Company will pay or reimburse Executive for his 2007 tax and financial planning expenses in accordance with the Company’s policies.

(g)    The Company will pay Executive $15,000 as reimbursement for his legal fees incurred in connection with the negotiation of this Agreement.

(h)    The Company acknowledges that, in accordance with the terms of the Nalco LLC Employment Agreement Executive’s unvested Class B, C and D units will vest on the Retirement Date.

Section 3.02           Indemnification.  Anything in this Agreement to the contrary notwithstanding, the Company agrees to pay all reasonable costs and expenses incurred by Executive in connection with the enforcement of his rights and entitlements under this Agreement, unless the trier of fact in such matter finds that Executive’s claim was brought or maintained in bad faith or was frivolous. In addition, Executive shall be indemnified and covered by liability insurance on the same terms and conditions as other senior executives of the Company with respect to his service as an employee of the Company and his service to its affiliates and predecessors and with respect to his service on the Board of Directors of the Company.

Section 3.03           No Other Benefits.  Executive acknowledges and agrees that, other than as specifically set forth in this Agreement, upon or following the Retirement Date, Executive is not and will not be due any compensation, including, but not limited to, compensation for unpaid salary (except for amounts unpaid and owing for Executive’s employment prior to the Retirement Date), unpaid bonus or variable compensation or severance benefits of any kind.  Except as provided herein, Executive will not be eligible to participate in any of the benefit plans of the Company after the Retirement Date.  However, Executive will be entitled to receive benefits that are vested and accrued prior to the Retirement Date pursuant to the Company’s health or welfare or qualified or non-qualified savings, pension or retirement plans.  Any participation by Executive in any of the compensation or benefit plans of the Company of any of its affiliates as of and after the Retirement Date shall be subject to and determined in accordance with the terms and conditions of such plans, except as otherwise expressly set forth in this Agreement.

Section 3.04           Death or Disability.  In the event Executive dies or becomes “permanently and totally disabled” (within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, as amended) prior to the Retirement Date, then Executive’s employment with the Company shall be deemed to have terminated on the date of his death or the date he becomes permanently and totally disabled.  Executive shall be entitled to receive the equity awards pursuant to Section 2.04, notwithstanding his disability.  In the event of Executive’s death, in lieu of restricted stock awards not yet granted at the time of death, the Company will pay Executive’s designated beneficiary cash and any previously granted and unvested shares will vest pursuant to Section 2.04(b).

ARTICLE IV
TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL

Section 4.01           Termination of Employment for Cause.  Prior to the Retirement Date the Company may terminate Executive’s employment for “Cause.”  A termination of Executive’s employment by the Company shall be considered to be for “Cause” under this Agreement if the Company Board terminates his employment based upon a determination that Executive has (i) engaged in serious misconduct in connection with the performance of his duties hereunder, (ii) willfully neglected his duties hereunder, or (iii) engaged in criminal conduct or other serious misconduct that is likely to be harmful to the business or reputation of the Company; provided, that if the foregoing actions or inactions on the part of Executive are capable of cure, the Company Board shall give Executive notice of the first occurrence thereof and five business days’ opportunity to cure.  In the event Executive’s employment is terminated for Cause, the Company shall have no further obligation to make any payments or awards to Executive under Articles II or III of this Agreement.

Section 4.02            Change in Control.  The consequence of the termination of Executive’s employment after a Change in Control is governed by a separate Change in Control Employment Agreement between the Company and Executive (the “Change in Control Agreement”) dated as of May 10, 2005.  The Change of Control Agreement shall terminate on the date Executive ceases to be Chief Executive Officer, unless prior to that date (i) a change of control (as such term is defined in the Change of Control Agreement) has occurred, or (ii) any person has announced or otherwise disclosed in a press release or pursuant to a filing with the Securities and Exchange Commission the intention to pursue a transaction that is reasonably calculated to effect a change of control.

Section 4.03           Resignation.  Executive shall resign from the Company’s Board of Directors and from all other officer or director positions he holds with the Company and its subsidiaries and affiliates on December 30, 2007 or such earlier date as the Board requests.  For clarity, the Executive shall continue to be employed by the Company through December 30, 2007.  The Executive hereby agrees to execute any and all documentation of such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned as of December 30, 2007, regardless of when or whether he executes any such documentation.

Section 4.04           Nalco LLC.  Executive shall resign immediately as a Member and Director of LLC.  Executive shall appoint or elect a Company designated Director and Member of LLC.  Executive further agrees not to take any other action with respect to the appointment of directors or admission of additional members to the LLC without the consent of the Company.  Executive further agrees to cooperate fully with the Company and LLC to promptly wind up the affairs of, and liquidate LLC.

ARTICLE V
CONSULTING ARRANGEMENT

Section 5.01            Term of Retention.

(a)    The Company will retain Executive, and Executive hereby accepts such retention as a consultant of the Company, upon the terms set forth in this Article V.  The term of retention of the Consultant (the “Consulting Period”) will be effective on December 31, 2007 and will end on March 31, 2008, unless extended by the mutual agreement of the parties.

(b)   During the Consulting Period, Executive shall serve as a consultant to the Board of Directors of the Company.  In his capacity as a consultant hereunder, Executive shall report to the Board of Directors.

(c)    The Company shall defend, indemnify and hold Executive harmless from any claims, demands, charges or causes of action arising out of his performance of services for the Company during the Consulting Period pursuant to the terms and conditions of the Company’s policy for indemnification of officers.

Section 5.02           Extent of Services.

(a)    During the Consulting Period, the Consultant shall assist with the succession planning and transition process as described in Section 2.01.

(b)    The Company and the Executive acknowledge and agree that the Company shall not exercise general supervision or control over the time, place or manner in which Executive provides services hereunder, and that in performing services pursuant to this Agreement Executive shall be acting and shall act at all times as an independent contractor only and not as an employee, agent, partner or joint venturer of or with the Company, or any subsidiary of the Company.  Executive acknowledges that he is solely responsible for the payment of all Federal, state, local and foreign taxes that are required by applicable laws or regulations to be paid with respect to the Monthly Fees (as defined below).

Section 5.03            Monthly Fees.  During the Consulting Period, the Company shall pay Executive a Monthly consulting fee of $183,333 (a “Monthly Fee”), which shall be payable on the last day of each month during the Consulting Period.

Section 5.04           Reimbursement of Business Expenses.  During the Consulting Period, the Company shall reimburse Executive for all reasonable and necessary out-of-pocket costs incurred or paid by Executive in connection with, or related to, the performance of his services, duties and responsibilities under this Agreement, in accordance with Company policies in effect from time to time and subject to presentation by Executive of documentation, expense statements, vouchers, and/or such other supporting information as the Company may request.

ARTICLE VI
GENERAL PROVISIONS

Section 6.01           Entire Agreement.  This Agreement (and the documents referred to in this Agreement) set forth the entire agreement between the parties with respect to the subject matter referred to in this Agreement and merge and supersede all prior discussions, agreements and understandings of every kind and nature between any of them, including without limitation, the Nalco LLC Employment Agreement, and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement. This Agreement may not be changed or modified except by an agreement in writing, signed by the parties hereto.

Section 6.02           Waiver.  The failure of any party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by any party hereto of any breach or default by any other party of any term or provision of this Agreement shall not operate as a waiver of any other breach of default.

Section 6.03           Severability.  In the event that anyone or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.  Moreover, if any one, or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

Section 6.04           Notices.  Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed by registered or certified mail (return receipt requested), addressed as follows:

If to the Company:	Nalco Company
1601 W. Diehl Road Naperville, Illinois 60563
Attention: General Counsel

If to Executive:	William H. Joyce

or at such other address as shall be indicated to either party in writing. Notice of change of address shall be effective only upon receipt.

Section 6.05           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflicts of law principles.

Section 6.06           Confidentiality.  Executive shall keep confidential all proprietary and other information concerning of the Company, its subsidiaries and its business, including but not limited to information concerning its customers, vendors and others with whom it transacts business, its methods of operation and other trade secrets, its future plans and strategies, and any financial information concerning the Company and its subsidiaries (collectively, “Confidential Information”). Executive agrees that all Confidential Information is the exclusive property of the Company and Executive will not remove the originals or make copies of any Confidential Information without the prior written consent of the Company.  Executive shall not use Confidential Information for any purposes other than to carry out his obligations under this Agreement and will not divulge Confidential Information to any other person or entity without the prior written consent of the Company unless required by law or judicial or other process. “Confidential Information” shall not include any information that is generally known to the public other than as a result of Executive’s breach of this covenant.

Section 6.07            Executive Covenants..  Executive agrees to the following covenants:

(a)    For the 24 month period commencing on his Retirement Date (the “Non-Compete Period”), without the prior written consent of the Company, Executive shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, director, stockholder, partner, member, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in any Competitive Business. For purposes hereof, a business shall be deemed to be a “Competitive Business” if (i) it is significantly involved in the sale or rendering of any product or service sold, dealt in or rendered by the Company and/or any direct or indirect subsidiary of the Company or (ii) it is significantly involved in the sale or rendering of any product or service that the Company or its affiliates have specific plans to sell or provide and as to which Executive is aware of such planning. As used in the preceding sentence, the term “significantly” shall be deemed to refer to activities generating gross annual sales of at least $25 million. Nothing in this shall be construed so as to preclude Executive from investing in any publicly held company; provided, that Executive’s beneficial ownership of any class of such company’s securities does not exceed 2% of the outstanding securities of such class.

(b)    During the Non-Compete Period, Executive shall not, directly or indirectly through another person, (i) solicit any employee of the Company or any of its direct or indirect subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company and such subsidiary, on the one hand, and any employee thereof, on the other hand or (ii) hire any individual who is an employee of the Company or any of its direct or indirect subsidiaries or was an employee of the Company at any time during the preceding 12 month period  and who left the Company voluntarily.

(c)    During the Non-Compete Period, Executive shall not, directly or indirectly, solicit, initiate or encourage the submission of any Transaction Proposal, enter into any agreement with respect to a Transaction Proposal or directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to encourage or facilitate any inquires or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Transaction Proposal.  For the purposes of this Section 6.07(c), Transaction Proposal means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) any proposal for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company.

(d)    Executive agrees not to disparage the Company, its past and present investors, officers, directors, employees or affiliates.

(e)    Executive and the Company agree that each of the foregoing covenants are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenant is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of such covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section would irreparably injure the Company. Accordingly, the Company may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter, restraining any further violation of this Section by Executive.

Section 6.08           Releases.  The Executive hereby agrees as follows:

(a)    The Executive hereby releases and forever discharges and covenants not to sue (i) the Company and its affiliates, (ii) all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates, (iii) the Company's direct or indirect owners, and (iv) the Blackstone Group, Apollo Management L.P., and Goldman Sachs & Co. (collectively, the “Sponsors”) and each of the Sponsors’ affiliates, including without limitation, each of the Sponsors’ investment entities that owned an interest in the Company or its predecessors (collectively, the "Released Parties") from and for any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which he or his spouse, or any of his heirs, executors, administrators or assigns, may have, which arise out of, or are connected in any way with executive compensation (whether cash or non-cash), equity incentives or stock or unit ownership in the Company (whether or not compensatory in nature) including, without limitation, the grant, purchase or award of any units under the Nalco LLC 2004 Unit Plan (the “Unit Plan”), the administration of the Unit Plan, the establishment or operation of any conversion feature or formulae for units issued under the Unit Plan, or any claim for additional compensation under the Unit Plan, all of the foregoing collectively referred to herein as the "Claims".  Executive acknowledges and intends that this release shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  Executive acknowledges and agrees that this release is an essential and material term of this Agreement and that without such release the Company would not have agreed to the terms of the Agreement. Executive further agrees to forfeit the 2007 Award, 2008 Award and 2009 Award if he challenges the validity of this release or otherwise violates this release. Executive also agrees that if he violate this release by suing the Company or the other Released Parties, he will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees. Nothing herein shall release the Company from its obligations under this Agreement or the Death Benefit Agreement or impair the Executive’s right to enforce this Agreement or the Death Benefit Agreement or to dispute any determination by the Board under the last paragraph of Section 2.04(a).

(b)    Provided the Company is not in default of its obligations under this Agreement, Executive shall execute and deliver to the Company on the Retirement Date a general release in the form attached hereto as Exhibit B.

Section 6.09            Breach of Agreement.

(a)    In the event of any actual or threatened breach of this Agreement, the party who claims such breach of threatened breach shall give the other party written notice and, except in the case of a breach of this Agreement which is not susceptible to being cured (expressly including, without limitation, any violation of Sections 6.06, 6.07, 6.08 or 6.10 of this Agreement), ten calendar days in which to cure.

(b)    In the event of a material breach of this Agreement, including, but not limited to Sections 6.06, 6.07, 6.08 and 6.10 by Executive, Executive shall reimburse the Employer the full amount of the restricted stock awards granted to Executive pursuant to Section 2.04(a).

(c)    The prevailing party in any suit to enforce the terms of this Agreement or the Death Benefit Agreement will be entitled to recover reasonable attorneys’ fees.

Section 6.10           Executive Representation and Warranty.  Executive hereby represents and warrants that (a) during Executive’s period of employment with the Company, Executive did not knowingly and willfully breach any policies of the Company or violate any laws in any material respect relating to the management and operation of the Company; (b) the execution, delivery and compliance with the terms of this Agreement by Executive do not and will not (with or without notice or lapse of time, or both) conflict with any agreement, contract, commitment or restriction to which Executive is a party or otherwise bound; and (c) except as otherwise disclosed in the Company’s most recent Proxy Statement, no units have been issued or are outstanding under the Unit Plan.

Section 6.11            Descriptive Headings.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 6.12            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes but which, together, shall constitute one and the same instrument.

*           *           *           *           *

IN WITNESS WHEREOF, each party has executed this Agreement as of the date set forth above.

NALCO HOLDING COMPANY

By:
Name: Bradley J. Bell
Title: Executive Vice President

EXECUTIVE

By:
Name: William H. Joyce

Exhibit A

AMENDMENT NO. 1 TO DEATH BENEFIT AGREEMENT

William H. Joyce

THIS AMENDMENT NO. 1 TO DEATH BENEFIT AGREEMENT is made this____ day of  ______________, 2007, between Nalco Company (hereinafter “Nalco”), a Delaware corporation, and William H. Joyce (hereinafter the “Executive”).

WHEREAS, on January 9, 2004, the Executive and Nalco entered into a Death Benefit Agreement, and on May 5, 2005, the Executive and Nalco entered into an Addendum to Death Benefit Agreement, granting additional benefits to the Executive (collectively the “Death Benefit Agreement”).

WHEREAS, contemporaneously with this Amendment No. 1 to Death Benefit Agreement, the Executive and Nalco Holding Company are entering into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”).

WHEREAS, Section 3.01(a) of the Amended Employment Agreement provides that the Death Benefit Agreement will be amended to provide that the benefit will be provided to the Executive after the termination of his employment with Nalco or its affiliates, notwithstanding the duration of such employment.

THEREFORE, Nalco and the Executive agree to amend the Death Benefit Agreement as follows:

Article I of the Death Benefit Agreement shall be deleted in its entirety and replaced with the following (reflecting also the additional benefits previously granted in the Addendum to Death Benefit Agreement):

AMENDED ARTICLE I

DEATH BENEFIT

If the termination of the Executive’s employment is on account of the Executive’s death during employment with Nalco while eligible under this Agreement, Nalco will pay a benefit under this Agreement, in an amount equal to Three Hundred Percent (300%) of the Executive’s base annual salary as of the date of the Executive’s last day of work, to such beneficiary or beneficiaries as the Executive may have designated by filing with Nalco a notice in writing in a form attached hereto as Exhibit A.

If the Executive dies at any time after he had left employment with Nalco or its affiliates, even should he not have ten years of service at the time he leaves employment with Nalco or its affiliates, Nalco will pay a benefit equal to Four Hundred Percent (400%) of the Executive’s base annual salary as of the date of the Executive’s last day of work, to such beneficiary or beneficiaries as the Executive may have designated by filing a notice in writing in a form attached hereto as Exhibit A.

A-1

In the absence of any such designation of beneficiaries, such benefit which is payable will be paid to the Executive’s estate.  Such benefit which is payable will be paid by Nalco in a lump sum within thirty (30) days following the date of Executive’s death, or within thirty days following the settlement date with the insurance company if a policy is taken out by Nalco, whichever is later.

Except as indicated herein, the Death Benefit Agreement shall otherwise remain unchanged.

Executive	Nalco Company

William H. Joyce	By:
Title:

A-2

Exhibit B

GENERAL RELEASE

I, William H. Joyce, do hereby release and forever discharge as of the date hereof (i) Nalco Holdings Company, a Delaware corporation (the “Company”) and all of its affiliates, (ii) all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates, (iii) the Company's direct or indirect owners, and (iv) the Blackstone Group, Apollo Management L.P., and Goldman Sachs & Co. (collectively, the “Sponsors”) and each of the Sponsors’ affiliates, including without limitation, each of the Sponsors’ investment entities that owned an interest in the Company or its predecessors (collectively, the "Released Parties") to the extent provided below.

1.
I understand that my Amended and Restated Employment and Consulting Agreement with the Company dated November 2, 2007 (the “Agreement”) includes consideration for signing this General Release and such consideration is not salary, wages or benefits to which I was already entitled.  I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

2.
Except as provided in paragraphs 4 and 11 below, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, compensation by, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under the Nalco LLC 2004 Unit Plan (the “Unit Plan”) (including any units purchased by, or granted to, me under the Unit Plan) and the conversion of units issued under the Unit Plan (including the conversion formula); Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims").

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.
I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.
I agree that I am waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, attorneys’ fees and any form of injunctive relief.  Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding;  provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.

6.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 as of the execution of this General Release.

7.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.
I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

9.
I agree to reasonably cooperate with the Company in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, (including lodging and meals), upon my submission of receipts.

10.
I agree not to disparage the Company, its past and present investors, officers, directors or employees or its affiliates and to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained.  I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data, except as otherwise provided in Section 2.02 or Article V of this Agreement.

11.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement or the Death Benefit Agreement after the date hereof and nothing herein shall release the Company from its obligations under the Agreement or the Death Benefit Agreement or impair the Executive’s right to enforce the Agreement or the Death Benefit Agreement.

12.
Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

A.	I HAVE READ IT CAREFULLY;

B.
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

C.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

D.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

E.	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON OCTOBER __, 2007 TO CONSIDER IT;

F.	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

G.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

H.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: December 31, 2007
William H. Joyce